                                                                    EXHIBIT 25.2



                                REGISTRATION NO.
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      ----

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2)    X
                                                      -----
                                   ----------

                       WELLS FARGO DELAWARE TRUST COMPANY
               (Exact name of trustee as specified in its charter)

Delaware                                             37-1426872
(State of incorporation if                           (I.R.S. employer
not a national bank)                                 identification no.)


919 Market Street, Suite 700
Wilmington, DE                                       19801
(Address of principal                                (Zip Code)
executive offices)

                                 Same as above

                 (Name, address and telephone number, including
                   area code, of trustee's agent for service)

                             Southwest Airlines Co.
               (Exact name of obligor as specified in its charter)

                                      Texas
         (State or other jurisdiction of incorporation or organization)

                                   74-1563240
                      (I.R.S. employer identification no.)


                                   2702 Love Field Dr.,
                                   Dallas, Texas 75235
                                   Phone 214-792-4459


          (Address, including zip code, of principal executive offices)

                              --------------------

                             SOUTHWEST AIRLINES CO.
                            PASS THROUGH CERTIFICATES

                      (Title of the Indenture securities)

                      -----------------------------------

1. General information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject

-----------------------------------------------------------------

  Name                                                Address

------------------------------------------------------------------

State of Delaware                                     Dover, DE
Office of the State Bank Commissioner



         (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor and underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

         (See Note 1 on Page 4.)


Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Items 3 through 15 are not required herein.

16.      List of Exhibits.

         All exhibits identified below are filed as a part of this statement of eligibility.

         1. A copy of the Articles of Association of Wells Fargo Delaware Trust Company, as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

         2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

         3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

         4. A copy of the existing By-laws of Wells Fargo Delaware Trust Company, or instruments corresponding thereto.

         5.       Inapplicable.

         6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

         7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

         8.       Inapplicable.

         9.       Inapplicable.

                                      NOTE

Note 1: Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Delaware Trust Company, a Delaware banking corporation organized and existing under the laws of the State of Delaware, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington, and State of Delaware, on the 21 day of October, 2002.

                                    WELLS FARGO DELAWARE TRUST COMPANY
                                    (trustee)


                                    By: \s\ Edward L. Truitt, Jr.
                                    Name:   Edward L. Truitt, Jr.
                                    Title:  Vice President



                               CONSENT OF TRUSTEE

         Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Southwest Airlines Co. of Pass Through Certificates, Wells Fargo Delaware Trust Company, as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                    WELLS FARGO DELAWARE TRUST COMPANY


                                    By: \s\ Edward L. Truitt, Jr.
                                    Name:   Edward L. Truitt, Jr.
                                    Title:  Vice President


Dated:   October 21, 2002.

                                                                       EXHIBIT 1

                             ARTICLES OF ASSOCIATION
                                       OF
                       WELLS FARGO DELAWARE TRUST COMPANY

                  The subscribers hereto, having associated themselves with the intention of forming a limited purpose trust company under the provisions of Chapter 7 of Title 5 of the Delaware Code, do hereby adopt these Articles of
Association:

                  FIRST. The limited purpose trust company shall be known as Wells Fargo Delaware Trust Company (hereinafter, the "Trust Company").

                  SECOND. The purpose for which the Trust Company is formed is to carry on a limited purpose trust company business, and in connection therewith the Trust Company shall have and possess all powers, rights, privileges and franchises incident to a limited purpose trust company and, in general, shall have the right, privilege and power to engage in any lawful act or activity, within or without the State of Delaware, for which limited purpose trust companies may be organized under the provisions of Chapter 7 of Title 5 of the Delaware Code, as the same may be amended from time to time, and, in addition, may avail itself of any additional privileges or powers permitted to it by law.

                  THIRD. The Trust Company's place of business shall be located in Wilmington, New Castle County, Delaware.

                  FOURTH. The amount of the capital stock of the Trust Company shall be Five Hundred Thousand Dollars ($500,000) divided into 5,000 shares with the par value of One Hundred Dollars ($100) per share.

                  FIFTH. The number of directors of the Trust Company that shall constitute the Board of Directors of the Trust Company shall be such number as shall be fixed by, or in the manner provided in, the By-Laws of the Trust Company, as amended or restated from time to time, provided that the number of directors of the Trust Company shall not be less than five (5).

                  SIXTH. The Trust Company shall have a perpetual existence.

                  SEVENTH. The private property of the stockholders of the Trust Company shall not be subject to the payment of the debts of the Trust Company.

                  EIGHTH. The first set of By-Laws shall be adopted at the organization meeting of incorporators, but the Board of Directors shall have the power to make, alter or repeal the By-Laws of the Trust Company thereafter, except to the extent that the By-Laws adopted by the stockholders may otherwise provide.

                  NINTH. The business and affairs of the Trust Company shall be managed by the Board of Directors, and elections of directors need not be by written ballot unless the By-Laws of the Trust Company so provide.

                  TENTH. To the fullest extent permitted by Delaware law, a director of the Trust Company shall have no personal liability to the Trust Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Trust Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liabilities of directors, then the liability of a director of the Trust Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Trust Company shall not adversely affect any right or protection of a director of the Trust Company existing at the time of such repeal or modification.

                  ELEVENTH. The first meeting of the incorporators shall be called by a notice signed by Mark V. Purpura, an incorporator, or by a majority of the incorporators, if such notice is not waived by the incorporators.

                  TWELFTH. The Trust Company shall have the right to amend, alter, change or repeal any provision contained in the Articles of Association or its Certificate of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by law.
                  The foregoing Articles of Association of Wells Fargo Delaware Trust Company are hereby approved.



                                                /s/ Robert A. Glen
                                                --------------------------------
                                                Robert A. Glen
                                                Delaware State Bank Commissioner

Dated: April 4, 2002





                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the undersigned, constituting all of the incorporators of the Trust Company, do hereby associate themselves with the intention of forming a limited purpose trust company under the provisions of Chapter 7 of Title 5 of the Delaware Code and, accordingly, have hereunto set their hands under legal seal this 14th day of February, 2002.



                                                                                Number of
                                                     Residence and Post         Shares
         Incorporator                                Office Address             Subscribed to
         ------------                                --------------             -------------


/s/ Mark V. Purpura                 [L.S.]           148 Moorfield Turn                 0
------------------------------------                 Hockessin, DE  19707
Mark V. Purpura


/s/ Susan E. MacNab                 [L.S.]           3209 N. Van Buren Street           0
------------------------------------                 Wilmington, DE  19802
Susan E. MacNab


/s/ Kimburli S. Gold                [L.S.]           820 Kiamensi Road                  0
------------------------------------                 Wilmington, DE  19804
Kimburli S. Gold


STATE OF DELAWARE )
                  )       SS.
NEW CASTLE COUNTY )


                  ON THIS 14th day of February, 2002, personally appeared before me, the Subscriber, a Notary Public for the State and County aforesaid, Mark V. Purpura, Susan E. MacNab and Kimburli S. Gold, the individuals signing the annexed Articles of Association, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged the same to be their act and deed, and that they executed the same for the purposes therein contained.




                                                /s/ Norma J. Salomon
                                                --------------------------------
                                                Notary Public

                                                [SEAL]

Exhibit 4
                                     BY-LAWS

                                       OF

                       WELLS FARGO DELAWARE TRUST COMPANY
          ------------------------------------------------------------

                                    ARTICLE I

                            Meetings of Stockholders


         Section 1.1. Annual Meetings. If required by applicable law, an annual meeting of stockholders of Wells Fargo Delaware Trust Company (the "Trust Company") shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, these by-laws or the other organizational documents of the Trust Company, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at its address as it appears on the records of the Trust Company.

         Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Trust Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. Quorum. Except as otherwise provided by law, these by-laws or the other organizational documents of the Trust Company, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the Trust Company or to another entity, if a majority of the shares entitled to vote in the election of directors of such other entity is held, directly or indirectly, by the Trust Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Trust Company or any subsidiary of the Trust Company to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, if any, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the organizational documents of the Trust Company, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Trust Company. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by these by-laws, the other organizational documents of the Trust Company, the rules or regulations of any stock exchange applicable to the Trust Company or its securities, as otherwise provided by law or pursuant to any regulation applicable to the Trust Company, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Trust Company which are present in person or by proxy and entitled to vote thereon.

         Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Trust Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other corporate action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Trust Company in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Trust Company, or to vote in person or by proxy at any meeting of stockholders.


         Section 1.10. Action By Written Consent of Stockholders. Unless otherwise restricted by the organizational documents of the Trust Company, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Trust Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Trust Company having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Trust Company's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Trust Company.

         Section 1.11. Inspectors of Election. The Trust Company may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Trust Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Trust Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Trust Company outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Trust Company represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Trust Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Trust Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

         Section 1.12. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Trust Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II

                               Board of Directors

         Section 2.1. Number; Qualifications. The Board of Directors shall consist of at least five (5) members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

         Section 2.2. Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons elected by the incorporators at the organization meeting of incorporators, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Trust Company. Unless otherwise provided by law or the organizational documents of the Trust Company, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

         Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

         Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

         Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which these by-laws, the other organizational documents of the Trust Company or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8. Action by Unanimous Consent of Directors. Unless otherwise restricted by these by-laws or the other organizational documents of the Trust Company, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, a the case may be, consent thereto in accordance with applicable law.

                                   ARTICLE III

                                   Committees


         Section 3.1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Trust Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Trust Company, and may authorize the seal of the Trust Company to be affixed to all papers which may require it.

         Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

                                   ARTICLE IV

                                    Officers

         Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, or any other officers with such titles as the Board of Directors may determine. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Trust Company. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Trust Company. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Trust Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. Powers and Duties of Executive Officers. The officers of the Trust Company shall have such powers and duties in the management of the Trust Company as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                    ARTICLE V

                                      Stock

         Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Trust Company by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Trust Company certifying the number of shares owned by him in the Trust Company. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust Company with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Trust Company may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Trust Company may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Trust Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 Indemnification


         Section 6.1. Right to Indemnification. The Trust Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Trust Company or, while a director or officer of the Trust Company, is or was serving at the request of the Trust Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Trust Company shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

         Section 6.2. Prepayment of Expenses. The Trust Company shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this
Article VI or otherwise.

         Section 6.3. Claims. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Trust Company, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Trust Company shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

         Section 6.4. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, these by-laws, the other organizational documents of the Trust Company, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 6.5. Other Sources. The Trust Company's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

         Section 6.7. Other Indemnification and Prepayment of Expenses. This
Article VI shall not limit the right of the Trust Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   ARTICLE VII

                                  Miscellaneous

         Section 7.1. Fiscal Year. The fiscal year of the Trust Company shall be determined by resolution of the Board of Directors.

         Section 7.2. Seal. The corporate seal shall have the name of the Trust Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 7.3. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Trust Company. Notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission.

         Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

         Section 7.5. Form of Records. Any records maintained by the Trust Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

         Section 7.6. Amendment of By-Laws. These by-laws may be altered, amended or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

                                                                       EXHIBIT 7
                          QUARTERLY REPORT OF CONDITION
                FOR SAVINGS BANKS AND NON-DEPOSIT TRUST COMPANIES
                               AS OF JUNE 30, 2002


Report must be submitted to the Office of the State Bank Commissioner at 555 E. Loockerman Street, Suite 210, Dover, DE 19901, within 30 days after the end of the reporting period. Dollar amounts should be reported in thousands.


NAME OF INSTITUTION:       WELLS FARGO DELAWARE TRUST COMPANY
                     -----------------------------------------------------------


ASSETS                                                                                              (IN THOUSANDS)

1.       Cash and balances due from depository institutions......................................  750            1
                                                                                                  ---------------

2.       Securities..............................................................................  1000           2
                                                                                                  ---------------

3.       Federal Funds sold and securities purchased under agreements to resell..................                 3
                                                                                                  ---------------

4.       Loans and lease financing receivables (net of unearned income, allowances,
         and reserves)...........................................................................                 4
                                                                                                  ---------------

5.       Trading assets..........................................................................                 5
                                                                                                  ---------------

6.       Premises and fixed assets (including capitalized leases)................................                 6
                                                                                                  ---------------

7.       Other real estate owned.................................................................                 7
                                                                                                  ---------------

8.       Investments in unconsolidated subsidiaries and associated companies.....................                 8
                                                                                                  ---------------

9.       Customers' liability to this bank on acceptances outstanding............................                 9
                                                                                                  ---------------

10.      Intangible assets.......................................................................                 10
                                                                                                  ---------------

11.      Other assets............................................................................  22             11
                                                                                                  ---------------

12.      TOTAL ASSETS (sum of items 1 through 11)................................................  1772           12
                                                                                                  ---------------



LIABILITIES


13.      Deposits................................................................................                 13
                                                                                                  ---------------

14.      Federal funds purchased and securities sold agreements to repurchase....................                 14
                                                                                                  ---------------

15.      Trading liabilities.....................................................................                 15
                                                                                                  ---------------

16.      Other borrowed money (includes mortgage indebtedness and obligations under capitalized    1016           16
         leases).................................................................................

                                                                                                  ---------------
17.      (Not applicable)........................................................................                 17
                                                                                                  ---------------

18.      Bank's liability on acceptance executed and outstanding.................................                 18
                                                                                                  ---------------

19.      Subordinated notes and debentures.......................................................                 19
                                                                                                  ---------------

20.      Other liabilities.......................................................................                 20
                                                                                                  ---------------

21.      TOTAL LIABILITIES (sum of items 13 through 20)..........................................  1016           21
                                                                                                  ---------------





22.     MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES...........................................                 22
                                                                                                  ---------------





Name of Institution:
                     --------------------------------------------------------------------------------------

Report of Condition as of:
                           --------------------------------------------------------------------------------

Page 2

EQUITY CAPITAL

23.      Perpetual preferred stock and related surplus............................................                 23

                                                                                                   ---------------
24.      Common stock.............................................................................  1000           24

                                                                                                   ---------------
25.      Surplus (exclude all surplus related to preferred stock).................................                 25

                                                                                                   ---------------
26.      a.   Retained earnings...................................................................  -244           26a
                                                                                                   ---------------
         b.   Accumulated other comprehensive income [includes net unrealized holding gains                        26b
              (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments]......................................................
                                                                                                   ---------------
27.      Other equity capital components (includes treasury stock and unearned Employee Stock                      27
         Ownership Plan shares)...................................................................
                                                                                                   ---------------

28.      TOTAL EQUITY CAPITAL (sum of items 23 through 27)........................................  756            28
                                                                                                   ---------------

29.      TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL (sum of items 21, 22, and 28)...  1772           29
                                                                                                   ---------------

OFF BALANCE SHEET ITEMS

List types and amounts (i.e., commitments, letters of credit, futures contracts, etc.)

        -------------------------------------------               --------------
                                                   .............
        -------------------------------------------               --------------
                                                   .............
        -------------------------------------------               --------------
                                                   .............
        -------------------------------------------               --------------
                                                   .............
        -------------------------------------------               --------------
                                                   .............
        -------------------------------------------               --------------


I,       Greg Nelson           ,                 Controller
  -----------------------------          ---------------------------------------
            (name)                                    (title)

of the above-named institution, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

   7/30/02                                         \s\ Gregory Nelson
----------------------------                  ----------------------------------
Date                                          Signature

                                                   612-316-4883
                                              ----------------------------------
                                              Phone Number


We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us and, to the best of our knowledge and belief, is true and correct.


   \s\ Patrick M. Trainor                               \s\ Alan Spadine
--------------------------------------         ---------------------------------
Director                                       Director